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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


         DATE OF REPORT (Date of earliest event reported): MARCH 1, 2002



                         WEATHERFORD INTERNATIONAL, INC.
               (Exact name of registrant as specified in charter)



       DELAWARE                      1-13086                     04-2515019
(State of Incorporation)       (Commission File No.)          (I.R.S. Employer
                                                             Identification No.)



     515 POST OAK BLVD., SUITE 600
             HOUSTON, TEXAS                                         77027
(Address of Principal Executive Offices)                          (Zip Code)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (713) 693-4000


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                         EXHIBIT INDEX APPEARS ON PAGE 4

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ITEM 5.  OTHER EVENTS

EXPANDABLES TECHNOLOGY AGREEMENTS WITH SHELL

         On March 1, 2002, we signed agreements with Shell Technology Ventures Inc. and Shell Technology Ventures Limited for the licensing by Shell to us of global intellectual property rights relating to expandable technology and the granting to us of an option to buy the entire share capital of e2Tech Limited in consideration for the payment by us of an aggregate current value of $150 million, payable in the form of $70 million in cash, $20 million promissory note and $60 million of warrants to purchase shares of our common stock. In addition, we will receive a 50% reduction in the royalty rate we currently pay for the Shell licensed technology. A copy of the press release announcing the signing of the expandable technology agreements with Shell is filed as Exhibit 99.1 and is incorporated in this report by reference.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (c)      Exhibits

         99.1 Press release dated March 4, 2002, announcing the signing of the expandable technology agreements with Shell.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       WEATHERFORD INTERNATIONAL, INC.



Dated: March 4, 2002                          /s/ BURT M. MARTIN
                                       --------------------------------------
                                                 Burt M. Martin
                                              Vice President - Law


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                                INDEX TO EXHIBITS



  Number                        Exhibit
  ------                        -------
   99.1 Press release dated March 4, 2002, announcing the signing of the expandable technology agreements with Shell.






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